UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 7, 2019

OncoCyte Corporation

(Exact name of registrant as specified in its charter)

California	1-37648	27-1041563
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1010 Atlantic Avenue, Suite 102

Alameda, California 94501

(Address of principal executive offices)

(510) 775-0515

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 1.01 Entry into a Material Definitive Agreement.

On February 8, 2019, OncoCyte Corporation (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with Piper Jaffray & Co., as representative of the underwriters (the “Underwriters”), to issue and sell 9,333,334 shares of the Company’s common stock, no par value (“Common Stock”), in an underwritten public offering (the “Offering”). The offering price to the public is $3.75 per share, and the Underwriters have agreed to purchase the Common Stock from the Company pursuant to the Purchase Agreement at a price of $3.49312 per share. In addition, the Company granted the Underwriters an option (the “Option”), for a period of 30 days following February 8, 2019, to purchase up to an additional 1,400,000 shares of Common Stock, which the Underwriters have exercised.

The Company estimates the net proceeds from the Offering, including shares of Common Stock sold pursuant to the Option, are approximately $37.0 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company. The closing of the Offering occurred on February 12, 2019, upon the satisfaction of customary closing conditions.

The Offering is being made pursuant to the Company’s effective registration statement on Form S-3 (Registration No. 333-220769) (including a prospectus) (the “Registration Statement”) filed with, and declared effective by, the Securities Exchange Commission (“SEC”) on October 2, 2017 and October 16, 2017, respectively, as supplemented by a preliminary prospectus supplement filed with the SEC on February 7, 2019 and amended on February 8, 2019, and a final prospectus supplement filed with the SEC on February 11, 2019.

The Purchase Agreement contains customary representations, warranties, covenants and agreements by the Company, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. Such representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The foregoing description of the Purchase Agreement is not, and does not purport to be, complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

A copy of the opinion of DLA Piper LLP (US), relating to the validity of the shares of Common Stock to be issued and sold in the Offering is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events.

On February 7, 2019, the Company issued a press release announcing the proposed Offering. On February 8, 2019, the Company issued a press release announcing that it had priced the Offering. On February 12, 2019, the Company issued a press release announcing it had closed the Offering. Copies of the press releases are filed as Exhibit 99.1, Exhibit 99.2 and Exhibit 99.3, respectively, to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibits are filed herewith:

Exhibit	Description

1.1	Purchase Agreement between OncoCyte Corporation and Piper Jaffray & Co. dated February 8, 2019

5.1	Opinion of DLA Piper LLP (US)

23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)

99.1	Press release dated February 7, 2019 announcing the Offering

99.2	Press release dated February 8, 2019 announcing pricing of the Offering

99.3	Press release dated February 12, 2019 announcing closing of the Offering

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 12, 2019	ONCOCYTE CORPORATION

	By:	/s/ William Annett
	Name:	William Annett
	Title:	President and Chief Executive Officer